                                                                   EXHIBIT 10.44

                                                                  EXECUTION COPY

                 SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                                    BAYER AG

                                      AND

                                  AVIGEN, INC.

                         DATED AS OF NOVEMBER 17, 2000

                                TABLE OF CONTENTS

ARTICLE 1 ISSUANCE AND SALE OF COMMON STOCK; THE CLOSING.......................1

     1.1   ISSUANCE AND SALE OF COMMON STOCK...................................1
     1.2   THE CLOSING.........................................................1
     1.3   TIME AND PLACE OF CLOSING...........................................1
     1.4   TRANSACTIONS AT THE CLOSING.........................................1

ARTICLE 2 REPRESENTATION AND WARRANTIES........................................2

     2.1   REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................2
     2.2   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................3

ARTICLE 3 COVENANTS............................................................6

     3.1   ANTITRUST LAWS......................................................6
     3.2   LISTING OF ADDITIONAL SHARES........................................6
     3.3   LIMITATIONS ON TRANSFER.............................................6
     3.4   RULE 144(k) REQUIREMENTS............................................7
     3.5   ACCESS TO BOOKS AND RECORDS.........................................7
     3.6   AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS...................7
     3.7   COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS.........7
     3.8   LEGENDS.............................................................8

ARTICLE 4 CONDITIONS PRECEDENT.................................................8

     4.1   CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES......................8
     4.2   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..................8
     4.3   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER............8
     4.4   WAIVER OF CONDITIONS................................................9

ARTICLE 5 REGISTRATION RIGHTS.................................................10

     5.1   DEMAND REGISTRATION................................................10
     5.2   REGISTRATION PROCEDURES............................................11
     5.3   REGISTRATION EXPENSES..............................................13
     5.4   MARKET STANDOFF....................................................14
     5.5   ASSIGNMENT OF REGISTRATION RIGHTS..................................14

ARTICLE 6 INDEMNIFICATION.....................................................15

     6.1   SURVIVAL OF REPRESENTATIONS, ETC...................................15
     6.2   INDEMNIFICATION BY COMPANY.........................................15
     6.3   INDEMNIFICATION BY PURCHASER.......................................15
     6.4   LIMITATIONS ON LIABILITY...........................................16
     6.5   CLAIMS FOR INDEMNIFICATION.........................................16
     6.6   DEFENSE BY INDEMNIFYING PARTY......................................16

ARTICLE 7 TERMINATION AND DEFAULT.............................................17

     7.1   GENERAL............................................................17
     7.2   PROCEDURE UPON TERMINATION.........................................17
     7.3   EFFECT OF TERMINATION..............................................17


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

ARTICLE 8 MISCELLANEOUS.......................................................17

     8.1   BROKERS............................................................17
     8.2   NOTICES............................................................18
     8.3   FEES AND EXPENSES..................................................19
     8.4   ASSIGNMENT.........................................................19
     8.5   COUNTERPARTS.......................................................19
     8.6   ENTIRE AGREEMENT...................................................19
     8.7   PUBLIC ANNOUNCEMENTS...............................................19
     8.8   GOVERNING LAW......................................................20
     8.9   HEADINGS...........................................................20
     8.10  SEVERABILITY.......................................................20
     8.11  MODIFICATION AND AMENDMENT.........................................20
     8.12  WAIVER.............................................................20
     8.13  PARTIES OBLIGATED AND BENEFITED....................................20
     8.14  ACTIONS............................................................20
     8.15  TERMS..............................................................20

EXHIBITS

EXHIBIT A  FORM OF LEGAL OPINION

SCHEDULES

SCHEDULE 2.2.4  CAPITALIZATION

                 SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

     THIS SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November 17, 2000, is entered into by and between BAYER AG, a German corporation (the "Purchaser"), and AVIGEN, INC., a Delaware corporation (the "Company").

                                    RECITALS

     The Purchaser desires to purchase, and the Company desires to issue and sell, shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and intending to be legally bound, the Purchaser and the Company hereby agree as follows:

                                   ARTICLE 1

                 ISSUANCE AND SALE OF COMMON STOCK; THE CLOSING

     1.1 ISSUANCE AND SALE OF COMMON STOCK. The purchase price for each share of Common Stock purchased hereunder (the "Share Price") shall equal 1.2 multiplied by the average closing price per share of the Common Stock on Nasdaq for the trading days measured over the period beginning on October 2, 2000 and ending on October 31, 2000. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to purchase the number of shares of Common Stock (the "Shares") obtained by dividing $15,000,000 (the "Purchase Price") by the Share Price.

     1.2 THE CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article 4, unless the parties otherwise agree, the closing (the "Closing") shall occur on the fourth business day after the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The "Closing Date" shall be the date the Closing occurs.

     1.3 TIME AND PLACE OF CLOSING. The Closing shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037 at 10:00 a.m., Washington, D.C. time, on the Closing Date or at such other place agreed to by the parties.

     1.4 TRANSACTIONS AT THE CLOSING. At the Closing, subject to the terms and conditions of this Agreement, the Company shall deliver to the Purchaser a certificate representing the Shares being purchased thereby against payment of the Purchase Price therefor by wire transfer to the Company's bank account.

                                   ARTICLE 2

                          REPRESENTATION AND WARRANTIES

     2.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date (unless another date or period of time is specifically stated herein for a representation or warranty), as follows:

          2.1.1 Authorization and Validity of Agreement. The Purchaser has full power and authority to enter into this Agreement and the other agreements contemplated hereby or referred to herein (the "Other Transaction Documents"). This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

          2.1.2 Purchase Entirely for Own Account. The Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, except in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

          2.1.3 Restricted Securities. The Purchaser understands that the Shares have not been and, subject to the provisions of Article V, will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission (the "SEC") pursuant to Article V or otherwise and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Except as provided in Section 3.4 or Article V, the Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

          2.1.4 Legends. The Purchaser understands that the certificates representing the Shares may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          2.1.5 Accredited Investor. The Purchaser is (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) is a sophisticated investor, experienced in investing in securities of emerging biotechnology companies and acknowledges that the Purchaser is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

     2.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (unless another date or period of time is specifically stated herein for a representation or warranty), as follows:

          2.2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its business as it is currently being conducted and to own and lease the properties and assets owned or leased by it. The Company is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and could not reasonably be expected to have a material adverse effect on the business, results of operations, properties, financial condition, assets and liabilities of the Company ("Material Adverse Effect"). The Company has all requisite corporate power and authority to enter into this Agreement and the Other Transaction Documents and perform its obligations hereunder and thereunder.

          2.2.2 Authorization and Validity of Agreement. The execution, delivery and performance by the Company of this Agreement, the Other Transaction Documents and any other certificates, documents and instruments contemplated hereby or referred to herein, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. The purchase and sale of the Shares as contemplated herein have been approved by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery hereof by the Purchaser, is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

          2.2.3 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, and the fulfillment by the Company of the terms hereof will not:

               (a) conflict with, or result in a breach or violation of, the provisions of the certificate of incorporation or bylaws of the Company;

               (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, or require notice under, any material document, material agreement or other material instrument to which the Company is a party or by which the Company is bound (the "Company Third Party Contracts") or, require any third party consent, waiver or approval in order that any Company Third Party Contract remain in effect without material modification after the Closing Date and without giving rise to any right to termination, cancellation, acceleration or loss of any material right or benefit;

               (c) result in the creation or imposition of any charge, claim, judgment, lease, liability, mortgage, lien, pledge, restriction, security interest, tax lien, or encumbrance on the Company's assets or properties pursuant to all laws, rules regulations, writs, injunctions, decrees, and orders (including any award, decision, judgment, injunction, ruling, subpoena, or verdict entered, issued, made or tendered by any court, administrative agency, or other Governmental Authority (as defined in Section 2.2.9) or by an arbitrator) applicable to the Company, as applicable, or to the ownership or operation of its respective business, assets or property ("Applicable Law"); or

               (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company is subject or bound.

          2.2.4 Capital Stock of the Company. The authorized capital stock of the Company consists solely of 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"). As of October 31, 2000, 17,073,537 shares of Common Stock were issued and outstanding. As of October 31, 2000, zero (0) shares of Preferred Stock were issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 2.2.4, there are (i) no outstanding options, warrants or other rights (whether or not contingent) to subscribe for or purchase or otherwise acquire any issued or unissued shares of capital stock (or securities directly or indirectly convertible into or exchangeable or exercisable for shares of capital stock) of the Company, (ii) no restrictions upon, or agreements or understandings of the Company, or, to the knowledge of the Company, understandings of any other person with respect to the voting or transfer of any shares of capital stock of the Company and (iii) no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

          2.2.5 Financial Statements and Reports. Since June 30, 2000, the Company has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto (the "SEC Filings"), that it has been required to file with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The SEC Filings were prepared and filed in accordance with the rules and regulations of the SEC. As of their filing dates, each of the SEC Filings complied as to form in all material respects with the applicable requirements of the Exchange Act. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company (including any related notes or schedules) included in the SEC Filings were prepared in accordance with generally accepted accounting principles in the United States, as in effect from time to time applied on a consistent basis ("GAAP") (except as otherwise noted in such financial statements) and present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates thereof and for the periods indicated, subject, in the case of interim financial statements, to normal year end audit adjustments.

          2.2.6 Litigation. There is no claim, action, suit, proceeding or investigation pending against the Company by or before any Governmental Authority (as defined in Section 2.2.9) nor any outstanding order, writ, injunction or decree to which the Company is subject. In addition, there is no claim, action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against or affecting the Company, its properties, assets or business, that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect or that seeks to materially alter or materially delay the transactions contemplated hereby.

          2.2.7 Validity of Securities. At Closing, the Shares to be issued to the Purchaser will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any preemptive rights or Liens. Based in part on the representations of the Purchaser in Section 2.1, the issuance and sale of the Shares pursuant to this agreement are exempt from registration under the Securities Act and do not otherwise violate Applicable Law.

          2.2.8 Absence of Material Adverse Change. Since September 27, 2000,
(i) there has not been any material adverse change in the financial condition or results of operations ("Material Adverse Change") with respect to the Company, and (ii) the Company does not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, or otherwise) that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          2.2.9 Government Approvals. Except for (i) the filings by the Company or the Purchaser, if any, required by the HSR Act; and (ii) applicable filings, if any, required by applicable federal and state securities laws, in each case, which shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority (as defined below) or other individual, corporation, partnership, trust, unincorporated organization, association or other entity (together with Governmental Authorities, each a "Person") is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement, or for the execution, delivery and performance by the Company of the Other Transaction Documents, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. "Governmental Authority" means (i) any foreign, federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or SEC recognized trading market on which securities issued by the Company are listed or quoted.

          2.2.10 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in any document, certificate or schedule delivered or to be delivered by or on behalf of the Company pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it is or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

                                    ARTICLE 3

                                    COVENANTS

     3.1 ANTITRUST LAWS. The Purchaser will, or will cause its "ultimate parent" to file as soon as practicable all filings that are required under the HSR Act, to respond as soon as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and to respond as soon as practicable to all inquiries received from any other government agency in connection with antitrust matters.

     3.2 LISTING OF ADDITIONAL SHARES. The Company will file with the Nasdaq, if required, a Notification Form for Listing of Additional Shares for an amount of shares of Common Stock equal to at least the amount of the Shares.

     3.3 LIMITATIONS ON TRANSFER. Notwithstanding any other provision of this Agreement, until the earlier of (i) the period ending twelve (12) months after the Closing Date and (ii) the date, if any, that the Agreement between the Company and Bayer Corporation dated as of the date hereof (the "Other Agreement") is terminated by Bayer Corporation pursuant to Section 18.2(b), (d) or (f)(ii) of the Other Agreement (the "Restricted Period"), the Purchaser will not directly or indirectly sell, transfer or otherwise dispose of any of the Shares, other than to an affiliate of the Purchaser or pursuant to a pledge to an unaffiliated third-party lender in connection with a bona fide lending transaction. Nothing in this section shall prevent the Purchaser from selling any Shares pursuant to a tender offer, merger, sale of all or substantially all the Company's assets or any similar transaction that offers each holder of Common Stock (other than, if applicable, the person proposing such transaction) the opportunity to dispose of

Common Stock for the same consideration or otherwise contemplates the acquisition of Common Stock beneficially owned by each such holder for the same consideration.

     3.4 RULE 144(k) REQUIREMENTS. Until the Shares are eligible to be sold pursuant to subparagraph (k) of Rule 144 promulgated under the Securities Act, the Company shall (1) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act and the rules and regulations thereunder; and (2) furnish to any holder of the Shares, forthwith upon request, (A) a written statement by the Company that it has complied with its reporting requirements in order that Rule 144 is available to such holder,
(B) a copy of the most recent annual or quarterly report of the Company and such other reports or documents so filed with the SEC by the Company, and (C) such other information as the SEC requires to permit the selling of any such securities without registration pursuant to Rule 144 or any successor rule to Rule 144.

     3.5 ACCESS TO BOOKS AND RECORDS. The Company shall afford to the Purchaser and the Purchaser's accountants, counsel and representatives access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 6.1) to its properties, books, contracts, commitments and records (including, but not limited to, tax returns) as Purchaser shall reasonably request with reasonable advance notice and, during such period, shall, upon request, furnish promptly to the Purchaser (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the Purchaser may reasonably request, provided that no investigation or receipt of information pursuant to this Section 3.5 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchaser. Any information disclosed to Purchaser pursuant to this Section 3.5 shall be subject to the same restrictions as on "Receiver's" treatment of "Information" as set forth in (and as those terms are defined in) the Confidential Disclosure Agreement between Bayer Corporation and the Company dated April 30, 2000.

     3.6 AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS. The Company and the Purchaser shall (a) subject to the satisfaction of the conditions set forth in
Section 4.1, Section 4.2 and Section 4.3, execute and deliver such other documents, certificates, agreements and other writings and (b) take such other actions, in each case, as may be necessary or reasonably requested by the other party in order to consummate or implement the issuance of the Shares in accordance with the terms of this Agreement.

     3.7 COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS. The Company and the Purchaser shall use commercially best efforts to cause all conditions precedent to the obligations of the Company and the Purchaser to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company and the Purchaser will use commercially best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate the transactions governed by this Agreement and make effective in the most expeditious manner practicable the issuance of the Shares in accordance with the terms of this Agreement.

     3.8  LEGENDS. After the requirement for the restrictive legend described in
Section 2.1.4 hereof is no longer applicable because the Shares are freely transferable under the Securities Act, the Company shall promptly cause the legend to be removed upon request from any holder of such Shares.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

     4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES. The respective obligations of the Purchaser, on the one hand, and the Company, on the other, to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

          4.1.1 No Injunction, Etc. No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any Governmental Authority, and no statute, rule, regulation or executive order shall have been promulgated or enacted by any Governmental Authority which restrains, enjoins or otherwise prohibits in any material respects the transactions contemplated hereby.

          4.1.2 HSR Act. Any waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired.

     4.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. In addition to the conditions set forth in Section 4.1, the obligations of the Company to consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below:

          4.2.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement (i) shall have been true and correct when made and (ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or material adverse effect, true and correct and (B) in all other cases, true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          4.2.2 Performance of Agreements. The Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

          4.2.3 Certificates. The Company shall have received a certificate from the Purchaser, dated the Closing Date, signed by the President or any authorized Vice President of the Purchaser, in his or her capacity as an officer of the Purchaser, to the effect that, to the best of his or her knowledge, information and belief, the conditions specified in Section 4.2.1 and Section 4.2.2 have been satisfied.

     4.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER. In addition to the conditions set forth in Section 4.1, the obligations of the Purchaser to consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below:

          4.3.1 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct when made and (ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or material adverse effect, true and correct and (B) in all other cases, true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          4.3.2 Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

          4.3.3 Certificates. The Purchaser shall have received a certificate from the Company, dated the Closing Date, signed by the President or any authorized Vice President of the Company, in his or her capacity as an officer of the Company, to the effect that, to the best of his or her knowledge, information and belief, the conditions specified in Section 4.3.1 and Section
4.3.2 have been satisfied.

          4.3.4 Opinion of Counsel for the Company. The Purchaser shall have received an opinion of the Company's counsel dated the Closing Date substantially in the form of Exhibit A hereto.

          4.3.5 Other Deliveries. The Company shall have delivered to the Purchaser at the Closing the following:

               (a) a certificate of incumbency for the officers executing the documents on behalf of the Company;

               (b) a certified copy of the resolutions duly adopted by the directors of the Company and signed by the Secretary or Assistant Secretary authorizing the transactions contemplated by this Agreement; and

               (c) a certificate of the Secretary or Assistant Secretary certifying that the resolutions referred to in Section 4.3.5(b) have not been rescinded, modified or withdrawn and that such resolutions are in full force and effect as of the Closing Date.

     4.4 WAIVER OF CONDITIONS. Each of the parties, in its discretion, may waive, in whole or in part, at or prior to the Closing Date, the failure of satisfaction of any of the conditions precedent to its obligations set forth herein. No such waiver by either of the parties shall be effective unless made in writing.

                                   ARTICLE 5
                               REGISTRATION RIGHTS

     5.1  DEMAND REGISTRATION.

          (a) In the event that, following the expiration of the Restricted Period, the Purchaser and/or its permitted successors and assigns (the "Holders") are unable to dispose of all of the Registrable Securities (as defined below) within a three-month period pursuant to Rule 144 under the Securities Act, then for as long as the Holders are unable to sell all of the Registrable Securities they hold within a three-month period, the Holders may notify the Company in writing that they (i) intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities (such request shall be in writing and shall state the number of shares of Registrable Securities intended to be disposed of) and (ii) request that the Company cause such Registrable Securities to be registered under the Securities Act. The Company shall prepare and file with the Commission a registration statement (the "Registration Statement") under the Securities Act with respect to the Registrable Securities requested to be so registered and shall use its reasonable best efforts to cause the Registration Statement to become effective promptly after filing. The Registration Statement shall be filed with the Commission within ninety (90) days after receipt of the Holders' notification relating thereto. The Company shall be obligated to file only one registration statement pursuant to this Article V.

          (b) Except as provided in Section 5.1(c), the Company shall use its reasonable best efforts to maintain the effectiveness of the registration statement filed pursuant to this Section 5.1, including through new filings, amendments or renewals, and do any and all other acts or things reasonably necessary or advisable in connection with such registration, until the earlier of such time as (i) all Registrable Securities registered pursuant to the registration statement have been transferred pursuant to the registration statement and (ii) all of the Registrable Securities may by sold pursuant to Rule 144(k) under the Securities Act or any successor rule thereto.

          (c) The obligations of the Company under this Section 5.1 are subject to the condition that the Company shall be entitled to require the Holders to suspend for up to ninety (90) days once in any twelve month period the sale of Registrable Securities pursuant to the Registration Statement filed pursuant to this Section 5.1 if and for as long as (i) the Board of Directors of the Company determines, in its reasonable judgment, that the sale of Registrable Securities pursuant thereto would materially interfere with any material financing, acquisition, corporate reorganization or other material transaction by the Company, (ii) the Company promptly gives the Holders written notice of such determination, and (iii) all other similarly situated shareholders shall also be subject to the same suspension. The Company shall have no obligation to maintain the effectiveness of the Registration Statement during periods when the Holder is required to suspend the sale of such Registrable Securities as provided in this paragraph. As soon as possible after the expiration of such periods, the Company shall amend the Registration Statement as necessary to permit the Holders to sell Registrable Securities pursuant to the Registration Statement and shall notify the Holders in writing that they may resume the sale of Registrable Securities pursuant to the Registration Statement.

          (d) "Registrable Securities" means the Shares received by the Purchaser from the Company pursuant to this Agreement and any additional shares of Common Stock issued by the

Company in respect thereof in connection with any stock dividend, stock split, recapitalization or similar event; provided, however, that any Registrable Security will cease to be a Registrable Security when (i) such Registrable Security has been transferred pursuant to an effective registration statement under the Securities Act covering such Registrable Security (but not including any transfer exempt from registration under the Securities Act), (ii) such Registrable Security is no longer held of record by a Holder, or (iii) the Holder of such Registrable Security is then able to use Rule 144(k) under the Securities Act (or any successor provision) to transfer such Registrable Security.

     5.2  REGISTRATION PROCEDURES.

          5.2.1 Company Obligations. Whenever the Company is required under this
Article V to register any Registrable Securities, it agrees that it shall also do the following:

               (a) furnish to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (including any exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as any Holder may reasonably request in writing in order to facilitate the disposition of the shares registered pursuant to the Registration Statement; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Holder shall be subject to the receipt by the Company of reasonable assurances from such Holder that such Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

               (b) use its reasonable best efforts to register or qualify the shares registered pursuant to the Registration Statement under such other securities or blue sky laws of such jurisdictions as a Holder may reasonably request and do any and all other acts and things that may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of such shares; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

               (c) apply, prior to or concurrently with the filing of the Registration Statement, to the Nasdaq National Market System or the Nasdaq SmallCap Market System (or, if the Company is not listed on the Nasdaq National Market System or the Nasdaq SmallCap Market System, any other exchange or automated quotation system on which the Company's Common Stock is then listed) for the listing of the shares of Registrable Securities and use its best effort to obtain the listing of such shares;

               (d) notify the Holders in writing at any time when a prospectus relating to the shares registered pursuant to the Registration Statement is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus or filing of a report incorporated in the prospectus by reference so that, as thereafter delivered to the purchasers of such shares, such prospectus (including documents incorporated therein by reference) will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare, file with the SEC and make available to the Holders any such supplement, amendment or report incorporated in the prospectus by reference;

               (e) obtain consents from its independent public accountants in customary form as required to obtain and maintain effectiveness of the Registration Statement;

               (f) make generally available to the Holders earnings statements, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five (45) days after the end of the twelve
(12) month period beginning with the first month of the first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statements shall cover said twelve (12) month period;

               (g) promptly notify the Holders of the issuance or threatened issuance of any stop order or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, prospectus or prospectus supplement, use reasonable best efforts to prevent the issuance of any such threatened stop order or other order, and, if any such order is issued, use all its reasonable best efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify the Holders of any such lifting or withdrawal;

               (h) if requested by a Holder, the Company will promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information concerning such Holder and such Holder's intended method of distribution as such Holder reasonably requests to be included therein (and which is not violative of an applicable law, rule or regulation, in the reasonable judgment of the Company, after consultation with its outside legal counsel), including, without limitation, with respect to any change in the intended method of distribution or the amount of shares being offered by such Holder, the offering price for such shares or any other terms of the offering or distribution of the shares of Registrable Securities, and the Company will make all required filings of such prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

               (i) as promptly as practicable after the filing with the SEC of any document that is incorporated by reference into the Registration Statement, notify the Holders of such filing;

               (j) cooperate with the Holders to facilitate the timely preparation and delivery of certificates, not bearing any restrictive legends, unless otherwise required by a Holder, representing the shares to be sold under the Registration Statement, and enable such shares to be in such denominations and registered in such name as such Holders may request;

               (k) cooperate with the Holders, their legal counsel and any other interested party (including any interested broker-dealer) in making any filings or submissions required to be made, and the furnishing of all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc. (the "NASD");

               (l) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

               (m) cause its subsidiaries, if any, to take all action reasonably necessary to effect the registration of the shares of Registrable Securities contemplated hereby, including preparing and filing any required financial or other information; and

               (n) make available to the transfer agent for each class or series of shares of Registrable Securities a supply of certificates or other instruments evidencing or constituting such shares which shall be in a form complying with the requirements of such transfer agent, promptly after a registration thereof.

          5.2.2 Information from Holders. As a condition precedent to the obligation of the Company to register Registrable Securities held by a Holder, the Company may require the Holders to promptly furnish in writing to the Company such information regarding the distribution of the shares of Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration; provided that the Company shall furnish to the Holders, prior to the filing of the Registration Statement or any prospectus, amendment or supplement thereto, copies of the portions of the Registration Statement as proposed to be filed which contain information regarding the distribution of the shares of Registrable Securities or any other information regarding the Holders, which such portions will be subject to the reasonable review and comments of the Holders (and their legal counsel); and provided further that the Company will not file any such Registration Statement, any prospectus or any amendment or supplement thereto in the event that the Holders shall reasonably object in writing, within five (5) business days of receipt (in accordance with Section 8.2) of such portions, to any portion of any such document that is subject to review by the Holders pursuant to this Section 5.2.2 .

          5.2.3 Suspension of Sales. The Holders agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 5.2.1(d) hereof, they will immediately discontinue disposition of shares pursuant to a Registration Statement until they receive copies of the supplemented or amended prospectus contemplated by subsection 5.2.1(d) hereof, and, if so directed by the Company, the Holders will deliver to the Company all copies, other than permanent file copies then in their possession, of the most recent prospectus (including any prospectus supplement) covering such shares at the time of receipt of such notice or destroy all such copies.

     5.3  REGISTRATION EXPENSES.

          5.3.1 Except as provided in Section 5.3.2, all fees and expenses incident to the Company's performance of or compliance with this Article V shall be borne by the Company, including, without limitation, the following fees and expenses: (a) all SEC, NASD, stock exchange, automated quotation system or other registration and filing fees and listing fees; (b) the fees and expenses of the Company's compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the shares of Registrable Securities); (c) printing expenses; (d) the fees and disbursements of counsel for the Company and the fees and expenses for independent certified public accountants and other persons retained by the Company in connection with such registration; (e) fees of transfer agents and registrars; and (f) messenger and delivery expenses. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company, and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange or automated quotation system on which any shares of the Common Stock are then listed or quoted.

          5.3.2 The Holders shall pay all their internal expenses incurred in connection with the registration (including, without limitation, all salaries and expenses of the Holders' officers and employees performing legal or accounting duties and fees and expenses of legal counsel and other consultants to the Holders), as well as any underwriting discounts and commissions with respect to any Registrable Securities sold by the Holders.

     5.4 MARKET STANDOFF.The Purchaser hereby agrees, and each Holder, as a condition to the transfer of the registration rights pursuant to Section 5.5, that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only for as long as the Holders shall hold Registrable Securities; and

          (b) all officers and directors of the Company and all other Persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

          (c)  such market stand-off time period shall not exceed 90 days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder of Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     5.5 ASSIGNMENT OF REGISTRATION RIGHTS.The rights to cause the Company to register Registrable Securities pursuant to this Article V may be assigned (but only with all related obligations) by the Purchaser or any Holder to an affiliate of the Purchaser or such Holder, provided in each case that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 5.4 above.

                                    ARTICLE 6
                                 INDEMNIFICATION

     6.1 SURVIVAL OF REPRESENTATIONS, ETC.All statements contained in any schedule or in any certificate delivered by or on behalf of a party pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder. The representations and warranties of the parties contained herein shall survive the Closing Date for a period of one (1) year from the Closing Date. Each covenant and agreement contained in this Agreement shall survive in accordance with the specific terms thereof.

     6.2 INDEMNIFICATION BY COMPANY. Subject to Section 6.4, Company shall indemnify the Purchaser and its affiliates and their respective officers, directors, employees, financial advisors, attorneys, accountants, agents and affiliates ("Representatives") (the Purchaser, its affiliates, and its Representatives collectively, the "Purchaser Indemnified Parties") against, and hold each Purchaser Indemnified Party harmless from, any damage, claim, loss, cost, liability or expense, including interest, penalties, reasonable attorneys' fees and said party's expenses of investigation, response action or remedial action (collectively "Damages"), incident to, arising out of, in connection with or related to, whether directly or indirectly, any of the following:

          6.2.1 The breach of any representation or warranty of Company that is identified by the Purchaser with reasonable specificity in a written notice provided to Company prior to termination of the representation and warranty pursuant to Section 6.1.

          6.2.2 Any breach by Company of any of its covenants or agreements set forth in this Agreement that is identified by the Purchaser with reasonable specificity in written notice provided to Company (i) in the case of a covenant or agreement required to be performed prior to the Closing, within six (6) months after the Closing Date, and (ii) in the case of any other covenant or agreement, within six (6) months following the time when such covenant or agreement was required to be performed.

          6.2.3 Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any registration, qualification or compliance required hereunder; provided, however, that the Company shall not be liable in any such case to the extent any of such Damages arises out of, or is based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by a Holder expressly for use therein.

     6.3 INDEMNIFICATION BY PURCHASER. Subject to Section 6.4, the Purchaser shall indemnify the Company and its affiliates and their respective Representatives (the "Company Indemnified Parties") against, and hold the Company Indemnified Party harmless from, any

Damages incident to, arising out of, in connection with or related to, whether directly or indirectly, any of the following:

          6.3.1 The breach of any representation or warranty of the Purchaser that is identified by the Company with reasonable specificity in a written notice provided to the Company prior to termination of the representation and warranty pursuant to Section 6.1.

          6.3.2 Any breach by the Purchaser of any of its covenants or agreements set forth in this Agreement that is identified by the Company with reasonable specificity in a written notice provided to the Purchaser (i) in the case of a covenant or agreement required to be performed prior to the Closing, within six (6) months after the Closing Date, and (ii) in the case of any other covenant or agreement, within six (6) months following the time when such covenant or agreement was required to be performed.

     6.4 LIMITATIONS ON LIABILITY. The total amount of the Company's indemnification liability to the Purchaser Indemnified Parties under Section 6.2 and the Purchaser's indemnification liability to the Company Indemnified Parties under Section 6.3, respectively, for all breaches of a party's representations, warranties, covenants and agreements contained in this Agreement shall in each case be limited to an amount equal to the sum of (a) Purchase Price for the Shares hereunder plus (b) the reasonable attorneys' fees and other expenses of the prevailing party. The Purchaser and the Company agree that the sole recourse and exclusive remedy of the Company Indemnified Parties and the Purchaser Indemnified Parties with respect to any breach of any of the representations, warranties and covenants contained in this Agreement shall be the right to indemnification under this Article 6, including as limited by the first sentence of this Section 6.4.

     6.5 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification under Article 6, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the indemnifying party.

     6.6 DEFENSE BY INDEMNIFYING PARTY. In connection with any claim giving rise to a right of indemnification under Article 6 resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not timely assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation with the written consent of the indemnifying party, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

                                   ARTICLE 7

                             TERMINATION AND DEFAULT

     7.1 GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as set forth below:

          7.1.1 Mutual Consent. This Agreement may be terminated by the mutual consent of the parties.

          7.1.2 Order or Decree. This Agreement may be terminated by the Purchaser or the Company if any court of competent jurisdiction in the United States or other U.S. governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

          7.1.3 Outside Date. This Agreement may be terminated by either party
(a) if the Closing shall not have occurred by March 31, 2001 (the "Outside Date") or (b) if one or more conditions to such party's obligation to consummate the transactions contemplated hereby cannot be satisfied by the Outside Date; provided, however, that no party may exercise its rights under this Section
7.1.3 if such party is in material breach or default under this Agreement.

          7.1.4 Breach. This Agreement may be terminated by either party if the other party shall have breached any of its material representations or warranties or obligations under this Agreement and shall have failed to cure such breach within thirty (30) days after written notice of such breach from the other party.

     7.2 PROCEDURE UPON TERMINATION. In the event of the termination of this Agreement, written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate, all further obligations of the parties hereunder to satisfy the conditions precedent to the Closing shall terminate, and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto; provided, however, that the provisions of Section 3.4 and Article V shall survive the termination of this Agreement in accordance with their respective terms in the event that a Holder holds any Registrable Securities at the time this Agreement is terminated.

     7.3 EFFECT OF TERMINATION. Nothing in this Article 6 shall relieve any party hereto of any liability for intentional or willful breach of this Agreement. The parties shall have no liability for termination of this Agreement for any reason other than an intentional or willful breach of this Agreement.

                                    ARTICLE 8

                                  MISCELLANEOUS

     8.1 BROKERS. The transactions contemplated hereby have been and shall be carried on by parties in such manner as not to give rise to any valid claims against the parties for a brokerage commission, finder's fee or other like payment. Each party agrees to indemnify and hold the other harmless from and against any claims for brokerage commissions or finder's fees insofar as such claims shall be alleged to be based upon arrangements or agreements made by the indemnifying party or on its behalf. Such indemnity shall include the cost of reasonable counsel fees in connection with the defense of any such claims.

     8.2 NOTICES. Except as otherwise provided, all notices which are permitted or required under this Agreement shall be in writing and shall be deemed given
(a) when delivered personally, (b) if by facsimile, upon transmission with confirmation of receipt by the receiving party's facsimile terminal, (c) if sent by documented overnight delivery service, on the date delivered, or (d) if sent by mail, five (5) business days after being mailed by registered or certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by notice to the other party:

          If to the Company, to:

          Avigen, Inc.
          1201 Harbor Bay Pkwy., #1000
          Alameda, CA 94502
          Attn: Thomas J. Paulson
          Facsimile: (510) 748-7155

          with a copy (which shall not constitute notice) to:

          Brett D. White
          Cooley Godward LLP
          Five Palo Alto Square
          3000 El Camino Real
          Palo Alto, CA 94306-2155
          Facsimile: (650) 849-7400


          If to the Purchaser, to:

          Bayer AG
          D-51368
          Leverkusen, Germany
          Attn: General Counsel
          Facsimile: +49(214) 30 55817

          with a copy (which shall not constitute notice) to:

          Bayer Corporation
          79 T.W. Alexander Drive
          4101 Research Commons
          P.O. Box 13887
          Research Triangle Park, North Carolina 27708
          Attn: General Manager

          Facsimile: (919) 316-6669

          and with a copy (which shall not constitute notice) to:

          Wilmer, Cutler & Pickering
          2445 M Street, N.W.
          Washington, D.C. 20037
          Attn: Richard W. Cass
          Facsimile: (202) 663-6363

     8.3 FEES AND EXPENSES. Each party shall pay the filing fee relating to any filing required by it, if any, in accordance with the HSR Act. All other expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement shall be paid by the party incurring such expenses.

     8.4 ASSIGNMENT. This Agreement and the transactions contemplated hereby may not be assigned or otherwise transferred, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that notwithstanding the foregoing, (i) each party shall have the right to pledge, assign or otherwise transfer this Agreement and its rights hereunder, in whole or in part, as collateral security to any lender, and (ii) each party shall have the right to assign or transfer this Agreement and any other Transaction Document and its rights hereunder and thereunder, in whole or in part, to its parent or any direct or indirect wholly-owned subsidiary of that party or to any person into which that party may be merged or consolidated or which purchases all or substantially all of the assets of that party; provided, however, that (a) such parent, subsidiary or person agrees to be bound by the terms of this Agreement or other Transaction Document (including, without limitation, all provisions binding upon the assigning or transferring party), and (b) any such assignment or transfer shall not relieve that party from any liability or obligation under this Agreement or other Transaction Document.

     8.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered, shall be an original instrument, but such counterparts together shall constitute a single agreement.

     8.6 ENTIRE AGREEMENT. This Agreement, including all Exhibits hereto, and all certificates and documents executed and delivered in connection with this Agreement, when executed and delivered, shall constitute the entire agreement of the parties with respect to the subject matter hereof, superseding and extinguishing all prior agreements and understandings, representations and warranties, relating to the subject matter hereof.

     8.7 PUBLIC ANNOUNCEMENTS. Each party shall have the right to review, comment upon and approve any publicity materials, press releases or other public statements by the other party that name or otherwise identify such party or any of its affiliates or refer to, or describe any aspect of, this Agreement or other Transaction Document or the transactions contemplated hereby and thereby; provided, however, that with respect to disclosure documents to be filed by either party under the Exchange Act or the Securities Act, subject to the last sentence of this Section 8.7, each party shall only have the right to prior review and to comment upon the other party's documents. Each party agrees that it will not issue any such publicity materials, press releases or public statements without the prior written approval of the other party, which approval shall not be unreasonably withheld, conditioned or delayed. The Company and the Purchaser shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by law, in any filing with the SEC, any other governmental authority or any securities exchange or stock market.

     8.8 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by the substantive laws of the State of New York applicable to contracts made and to be performed therein, without reference to the principles of conflicts of laws.

     8.9 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     8.10 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability.

     8.11 MODIFICATION AND AMENDMENT. This Agreement may not be modified or amended except by written agreement specifically referring to this Agreement and signed by the parties hereto.

     8.12 WAIVER. No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     8.13 PARTIES OBLIGATED AND BENEFITED. Subject to the limitations set forth below, this Agreement will be binding upon the parties hereto and their respective assignees and successors in interest and will inure solely to the benefit of such parties and their respective assigns and successors in interest, and no other person will be entitled to any of the benefits conferred by this Agreement.

     8.14 ACTIONS. Each party will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, (without incurring any obligation to pay money) such further assignments, certificates, instruments, records or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

     8.15 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The words "include" and "exclude" and derivatives of those words are used in this Agreement in an illustrative sense rather than limiting sense.

                           [Execution Page Following]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives, officers or agents on the date first written above.

                                        BAYER AG

                                        By: /s/ Dr. Brandan
                                           -------------------------------------

                                        Its: Dr. Brandan, Senior Vice President
                                            ------------------------------------


                                        By: /s/ Dr. Buchmeier
                                           -------------------------------------

                                        Its: Dr. Buchmeier, Senior Counsel
                                            ------------------------------------




                                        AVIGEN, INC.

                                        By: /s/ John Monahan
                                           -------------------------------------

                                        Its: CEO
                                            ------------------------------------



                 [Signature Page to the Subscription Agreement
                   by and between Bayer AG and Avigen, Inc.]

                                    EXHIBIT A

                              FORM OF LEGAL OPINION

[Cooley Godward Letterhead]

_______________, 2000

Bayer AG
[  address    ]



Ladies and Gentlemen:

We have acted as counsel for Avigen, Inc., a Delware corporation (the "Company"), in connection with the issuance and sale of [312,500] shares of the Company's Common Stock ("Shares"), to Bayer AG under the Subscription Agreement dated as of November ___, 2000 (the "Subscription Agreement"). We are rendering this opinion pursuant to Section [ ] of the Subscription Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Subscription Agreement.

In connection with this opinion, we have examined such matters of law and of fact as we considered appropriate for purposes hereof and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Subscription Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Subscription Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Subscription Agreement; that the Subscription Agreement is an obligation binding upon you; that the information provided by you to the Company in connection with this transaction is accurate and complete; if you are a corporation or other entity, that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Subscription Agreement that would modify or interpret the terms of the Subscription Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We note that the parties have elected to have the Subscription Agreement governed by the laws of the State of New York. In this regard, our opinion in paragraph 3 below regarding the enforceability of the Subscription Agreement is given solely on the basis of the result that would obtain if the Subscription Agreement were interpreted by a California court applying the substantive laws of the State of California (excluding choice of law provisions). We express no opinion concerning the past, present or future fair market value of any securities. We are not rendering any opinion as to the applicability or effect of any law, rule or regulation relating to antitrust, nor as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinion in paragraph 1 below as to the existence and good standing of the Company is based solely upon our review of certificates of public officials of the States of Delaware and California. With respect to the Company's qualification as a foreign corporation, our opinion is based solely upon obtaining a certificate from officers of the Company to the effect that the Company does not own or lease property or have employees authorized to bind it by contract or conduct business outside of the State of California and that the Company has not been requested by the authorities of any state to qualify as a foreign corporation for the transaction of business in that state.

With regard to our opinion in paragraphs 5 and 6 below, with respect to federal and state securities laws, rules and regulations, we have relied solely on our review of such securities laws and on the Securities and Exchange Commission's no-action letters Black Box Incorporated, June 26, 1990 and Squadron, Ellenoff, Pleasant & Lehrer, February 28, 1992, and as to factual matters related thereto have relied solely on representations and warranties of Bayer AG.

Our opinion expressed in paragraph 7 below is based upon inquiry which has been limited to (i) obtaining a certificate from officers of the Company to the effect that there are no legal proceedings pending or threatened of the type described in paragraph 7, (ii) reviewing our files for the Company respecting all pending litigation matters to determine that we are not acting as counsel of record for the Company, and (iii) an inquiry of attorneys within this firm who perform legal services for the Company in connection with the offering of Shares as to whether they are aware of any such pending or threatened action; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that as of the date hereof:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and, to our knowledge, is duly qualified and in good standing as a foreign corporation in all other states in which the property owned, leased or operated by it or the nature of its business makes such qualification necessary.

2. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted and as presently proposed to be conducted, and to enter into and perform its obligations under the Subscription Agreement.

3. The Subscription Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and has been duly and validly executed and delivered by the Company. The Subscription Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under Article 6 may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Subscription Agreement, will be validly issued, fully paid and nonassessable.

5. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Subscription Agreement, have been made or obtained, except for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and qualification (or such filings or the taking of such action as may be necessary to secure qualification or an exemption from qualification, if available) under applicable state blue sky laws.

6. The offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), subject to the timely filing of a Form D pursuant to Regulation D under the Act.

7. The execution and delivery of the Subscription Agreement by the Company does not, and the sale and issuance of the Shares will not (a) conflict with, or result in a breach or violation of, (i) the Company's certificate of incorporation or bylaws or any material agreement known to us to which the Company is a party or by which it is bound or (ii) any order, writ, judgment, injunction, decree or determination or award that has been entered against the Company and of which we are aware, the violation or contravention of which would materially adversely affect the Company, its assets, financial condition or operations or (b) to the best of our knowledge, result in the violation of any governmental statute, rule or regulation applicable to the Company.

8. To the best of our knowledge, there is no pending or overtly threatened action, suit or proceeding before any court or governmental agency involving the Company which would be required to be disclosed in a registration statement of the Company under the Securities Act if filed today or which would question the validity of the Subscription Agreement.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

Very truly yours,

COOLEY GODWARD LLP

Brett White

                                 SCHEDULE 2.2.4

                                 CAPITALIZATION

                 OUTSTANDING OPTIONS, WARRANTS AND OTHER RIGHTS
                      TO ACQUIRE AVIGEN, INC. COMMON STOCK


At October 31, 2000, Avigen had outstanding options to purchase shares of common stock under each of the company's stock option plans as follows:

OPTION PLAN NAME                        NUMBER OF SHARES           WEIGHTED
                                          OUTSTANDING            AVERAGE PRICE
-------------------------------         ----------------         -------------
1993 Stock Option Plan                        36,309             $0.64
1995 Chairman Stock Option Plan              515,248             $0.49
1996 Equity Incentive Plan                 1,279,188             $15.62
1996 Director Plan                            87,500             $8.76
2000 Equity Incentive Plan                   643,592             $38.80
                                           ---------
                                           2,561,837             $0.64 - $38.80
                                           ---------

At October 31, 2000, the Company also had outstanding warrants to purchase shares of common stock as follows:

 NUMBER                                                     EXPIRATION
OF SHARES           EXERCISE PRICE        ISSUE DATE           DATE
---------           --------------        ----------        ----------
   13,324           $5.36                    1995              2005
   35,000           $6.40                    1996              2001
    8,414           $7.04                    1996              2001
    4,514           $7.09                    1995              2005
  180,627           $2.81 - $3.68            1998              2003
  220,107           $4.77 - $6.10            1998              2003
  593,334           $6.88 - $7.50            1999              2004
  289,711           $17.81 - $20.63          1999              2004
  119,889           $24.61 - $27.96          1999              2004
   18,561           $28.12 - $31.95          1999              2004
   40,000           $56.00                   2000              2005
   50,000           $82.00                   2000              2005

---------
1,573,481           $2.81 - $82.00                       2001 - 2005
---------

At October 31, 2000, John Monahan, Ph.D., President and CEO of the Company, controlled the voting rights for 115,652 shares of common stock held in the name of his former spouse.